UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 6, 2006

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 6, 2006, Amkor Technology, Inc. (the “Company”) issued a press release announcing that it filed with the Securities and Exchange Commission (the “SEC”) its quarterly report on Form 10-Q for the quarter ended June 30, 2006 (the “Quarterly Report”). In addition, Amkor announced that it filed its annual report on Form 10-K/A for the year ended December 31, 2005 and its quarterly report on Form 10-Q/A for the quarter ended March 31, 2006 containing restatements of financial results for 2003, 2004 and 2005 and the first quarters of 2005 and 2006. The restatements arise from the completion of the previously announced investigation of a Special Committee of the Board of Directors, assisted by independent counsel, of Amkor’s historical stock option practices.
     On August 15, 2006, Amkor disclosed that it had received letters from U.S. Bank National Association as trustee and Wells Fargo Bank, N.A. as trustee alleging that the failure of Amkor to file its Quarterly Report constituted a default under the indentures governing each of the Company’s outstanding series of notes. With the filing of the Quarterly Report, Amkor has cured this alleged default under the indentures. The cure of the alleged default under the indentures renders the consent solicitation unnecessary, and, accordingly, the solicitation is being terminated by the Company. Consistent with the terms of the Consent Solicitation Statements, Amkor will not accept any of the consents for payment and will not pay a consent fee to the holders of any series of notes.
     A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are furnished herewith:

99.1	Press release dated October 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006	Amkor Technology, Inc.
/s/ Kenneth T. Joyce
Kenneth T. Joyce
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press release dated October 6, 2006